Exhibit (s)

POWER OF ATTORNEY

The undersigned, being trustees of BlackRock ESG Capital Allocation Trust (the “Trust”), do hereby, appoint John M. Perlowski, Jonathan Diorio, Trent Walker, Janey Ahn and Jay M. Fife, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such trustee a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s common shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 13th day of August, 2021.

Signature	Title

/s/ Michael J. Castellano	Trustee
Michael J. Castellano

/s/ Richard E. Cavanagh	Trustee
Richard E. Cavanagh

/s/ Cynthia L. Egan	Trustee
Cynthia L. Egan

/s/ Frank J. Fabozzi	Trustee
Frank J. Fabozzi

/s/ Robert W. Fairbairn	Trustee
Robert W. Fairbairn

/s/ Lorenzo Flores	Trustee
Lorenzo Flores

/s/ Stayce D. Harris	Trustee
Stayce D. Harris

/s/ J. Phillip Holloman	Trustee
J. Phillip Holloman

/s/ R. Glenn Hubbard	Trustee
R. Glenn Hubbard

/s/ Catherine A. Lynch	Trustee
Catherine A. Lynch

/s/ W. Carl Kester	Trustee
W. Carl Kester

/s/ John M. Perlowski	Trustee
John M. Perlowski

/s/ Karen P. Robards	Trustee
Karen P. Robards